PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. Acquires an Approximately 60,300 Square Foot Medical Office
Building in Sugar Land, Texas

Scottsdale, Arizona (March 26, 2010) – Healthcare Trust of America, Inc. (“HTA”), a self-managed, non-traded, real estate investment trust, announced the completed acquisition of a medical office building located in Sugar Land, Texas for approximately $12,400,000.

Sugar Land Medical Building II is an approximately 60,300 square foot facility located within one mile of three prominent acute-care hospitals: Methodist Sugar Land Hospital, St. Luke’s Hospital, and Sugar Land Medical Center, a Hospital Corporation of America affiliated hospital. The three story building is 100% leased with 83% of the space leased by Texas Children’s Hospital through 2019. Texas Children’s Hospital carries an AA rating from both Standard & Poor’s and Fitch and is one of the largest pediatric hospitals in the U.S.

“This acquisition expands our Texas healthcare portfolio to approximately 965,000 square feet with an investment of approximately $275 million,” stated Mark D. Engstrom, Executive Vice President of Acquisitions for HTA. “This acquisition contributes to Healthcare Trust of America’s national portfolio of approximately 7.9 million square feet which is thirty-three percent leased by healthcare systems that have a credit rating that is A- or better.”

In 2010, HTA has acquired approximately $88 million in medical office assets. These assets include a total of 4 acquisitions, representing approximately 454,000 square feet.

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded, real estate investment trust. Since September 2009, when HTA completed its transition to self management, it has acquired approximately $504 million in medical office and healthcare-related assets. These assets include a total of 13 acquisitions and one other real estate-related asset, representing approximately 2.4 million square feet. Since its formation in 2006, HTA has made 57 geographically diverse acquisitions valued at approximately $1.55 billion based on purchase price, which includes 188 buildings and two other real estate-related assets. HTA’s portfolio totals approximately 7.9 million square feet, and includes 169 medical office buildings, six hospitals, nine skilled nursing and assisted living facilities and four other office buildings located in 21 states.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of HTA’s portfolio and the value that the new building adds to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of the building; the strength and financial condition of the tenants; uncertainties relating to the local economy of Sugar Land, Texas; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to changes in the healthcare industry; uncertainties relating to the implementation of HTA’s investment strategy; and other risk factors as outlined in HTA’s prospectus, as amended from time to time, and as detailed from time to time in HTA’s periodic reports, as filed with the Securities and Exchange Commission.